UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials




                          HomeSeekers.com, Incorporated
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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

                        HOMESEEKERS.COM ANNOUNCES CHANGE
                  IN MATTERS TO BE CONSIDERED AT ANNUAL MEETING

         RENO, NEVADA, May 12, 2000 - HomeSeekers.com, Incorporated (Nasdaq:
HMSK) today announced a change in the matters to be considered at its Annual Meeting of Stockholders, which will be held on May 24, 2000 at the Atlantis Resort, 3800 South Virginia Street, Reno Nevada, 89502, beginning at 9:00 a.m., Pacific time.

         Among the other matters to be considered at the meeting, HomeSeekers.com originally asked stockholders to approve grants of options to purchase a total of 2,307,000 shares of HomeSeekers.com's common stock, including grants to purchase 400,000 shares that were made to each of Greg Johnson, HomeSeekers.com's Chief Technology Officer, John Giaimo, HomeSeekers.com's Chief Operating Officer, and Douglas Swanson, HomeSeekers.com's Executive Vice President. On May 10, 2000, Messrs. Johnson, Giaimo and Swanson notified the company that they were relinquishing any rights to these option grants. As a result, the portion of the proposal attributable to the option grants to these three executive officers has been withdrawn. The remaining portion of this proposal remains, pursuant to which stockholders are being asked to approve grants of options to purchase a total of 1,107,000 shares that were made to non-executive employees of the company.

         HomeSeekers.com today began to mail a supplement, reflecting this revision, to the proxy statement that was previously distributed on May 1, 2000 to stockholders of record as of April 14, 2000. Stockholders who have already voted and do not wish to change their vote need not take any action.

The registrant hereby amends its EDGAR filing of the definitive proxy materials that were first sent to stockholders on May 1, 2000 by including the following textual description of graphic material. The following information amends and supplements the information appearing under the heading "Executive Compensation---Performance Graph" in the EDGAR filing of the definitive proxy materials.



                             7/31/95   6/30/96   6/30/97   6/30/98  6/30/99
                            --------- --------- --------- -----------------

HomeSeekers.com                $100.00   $291.41   $222.09 $ 228.10  $ 291.41

Nasdaq-USA                      100.00    119.61    145.47   191.52    275.42

Nasdaq-Computer Services        100.00    125.28    158.14   238.84    365.52